                                                                     EXHIBIT 3.4


                      HEALTHCARE SERVICES OF AMERICA, INC.

                                     BYLAWS

             (Incorporated Under the Laws of the State of Delaware)

                          Adopted:           August 19, 1983

                          Restated:          August 7, 1985

                          Restated:          February 12, 1986

                          Restated:          August 12, 1986

                          Restated:          October 28, 1986

                          Restated:          April 6, 1987

                          Restated:          June 18, 1987

                          Restated:          October 8, 1987

                          Restated:          March 3, 1988

                          Restated:          July 20, 1988

                          Amended:           September 3, 1990

                          Amended:           September 22, 1994

                      HEALTHCARE SERVICES OF AMERICA, INC.

                                     BYLAWS

                                     INDEX


                                                          ARTICLE I

                                                           Offices
                                                           -------

     SECTION 1.1      Principal Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                          ARTICLE II

                                                    Stockholders' Meetings
                                                    ----------------------

     SECTION 2.1      Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 2.2      Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     SECTION 2.3      Notice and Purpose of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 2.4      Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION 2.5      Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION 2.6      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     SECTION 2.7      Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     SECTION 2.8      Proxies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                         ARTICLE III

                                                          Directors
                                                          ---------

     SECTION 3.1      Powers, Number, Qualification, Term, Quorum and Vacancies . . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 3.2      Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     SECTION 3.3      Action by Consent in Lieu of a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 3.4      Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 3.5      Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                          ARTICLE IV

                                                  Indemnification Insurance
                                                  -------------------------

     SECTION 4.1      Indemnification Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                           ARTICLE V

                                                            Officers
                                                            --------

      SECTION 5.1      Officers of the Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      SECTION 5.2      Term and Removal of Officers of the Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      SECTION 5.3      Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      SECTION 5.4      Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      SECTION 5.4A     Vice Chairman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      SECTION 5.4B     Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      SECTION 5.5      President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      SECTION 5.6      Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      SECTION 5.7      Secretary and Assistant Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      SECTION 5.8      Treasurer and Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                           ARTICLE VI

                                                            General
                                                            -------

      SECTION 6.1      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      SECTION 6.2      Corporate Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      SECTION 6.3      Voting Corporation's Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      SECTION 6.4      Robert's Rules of Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      SECTION 6.5      Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      SECTION 6.6      Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      SECTION 6.7      Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                                     ARTICLE I
                                                                     Section 1.1
                                   ARTICLE I

                                    Offices


         SECTION 1.1. Principal Registered Office

                 The address of the registered office of the corporation Delaware shall be 100 W. 10th Street, Wilmington, Delaware 198. The principal office and place of business of the corporation shall be 2000 Southbridge Parkway, Suite 200, Birmingham, Alabama 35203.

                                                                     ARTICLE II
                                                                     Section 2.1
                                   ARTICLE II

                             Stockholders' Meetings

         SECTION 2.1. Annual Meetings

                 (a) The Board of Directors may designate any place within or without the State of Delaware as the place of meeting of the annual meeting of stockholders.

                 (b) The regular annual meeting of the stockholders of the corporation shall be held at 10:00 a.m., (i) on the second Wednesday of May of each year, or, if that be a holiday, then at the same hour on the next succeeding business day or (ii) at such other date and time as shall be designated from time to time by the board of directors, and the notice of the meeting shall state that it is for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

                 (c) If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient. At such meeting, the stockholders may elect the directors and transact such other business with the same force and effect as at an annual meeting duly called and held.

Amended:  4/6/87

                                                                     ARTICLE II
                                                                     Section 2.2

         SECTION 2.2. Special Meetings

                 Special meetings may be called by the board of directors, by the Chairman of the Board, or by the President.

Amended:  02/12/86

Amended:  10/23/86

                                                                     ARTICLE II
                                                                     Section 2.3

         SECTION 2.3. Notice and Purpose of Meetings

                 Notice of the place, date and hour of every meeting of stockholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be in writing and a copy thereof shall be served, either personally or by regular mail, or by any other lawful means, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to each stockholder at the address of such stockholder as it appears on the stock transfer books of the corporation. Such other notice or notices shall be given as may be required by law.

                 Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given except by oral announcement of the time and place at the meeting at which the adjournment is taken.

Amended:  2/12/86

                                                                     ARTICLE II
                                                                     Section 2.4
         SECTION 2.4. Waiver of Notice

                 Notice of a meeting need not be given to any stockholder who signs a written waiver of notice, either before or after the time stated therein; and a stockholder's waiver shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Added:  2/12/86

                                                                     ARTICLE II
                                                                     Section 2.5
         SECTION 2.5. Quorum

                 A quorum at all meetings of stockholders shall consist of holders of one-half (1/2) of the shares of the capital stock of corporation entitled to vote in any such meeting, represented person or by proxy.

Amended:  02/12/86

Amended:  10/28/86

                                                                     ARTICLE II
                                                                     Section 2.6

         SECTION 2.6. Organization

                 Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if the Chairman of the Board is not present, by the President, or if neither the Chairman of the Board nor the President is present then by a Vice President. The Secretary of the corporation shall act as Secretary of every meeting, but if the Secretary is not present the senior Assistant Secretary present at the meeting shall act as Secretary of the meeting.

Amended:  10/28/86

                                                                     ARTICLE II
                                                                     Section 2.7
         SECTION 2.7. Voting

                 At any meeting of the stockholders, each holder of record of the voting stock of the corporation shall have one vote for each such share of stock held of record, unless otherwise provided by law or by the Articles of Incorporation of the Corporation.

                                                                     ARTICLE II
                                                                     Section 2.8
         SECTION 2.8. Proxies.

                 A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy may not be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Added:  2/12/86

                                                                     ARTICLE III
                                                                     Section 3.1
                                  ARTICLE III

                                   Directors

         SECTION 3.1. Powers, Number, Qualification, Term, Quorum and Vacancies

                 (a) The property, affairs and business of the corporation shall be managed and its corporate powers exercised by its board of directors. The number of directors which shall constitute the whole board shall not be less than five (5) nor more than ten (10). Within such limits, the number of directors may be fixed from time to time by vote of the board of directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders of the corporation to serve until the next annual meeting of stockholders and until their respective successors are duly elected and have been qualified.

         In addition to the powers by these ByLaws expressly conferred upon them, the board may exercise all such powers of the corporation as are not by the laws of the State of

Delaware, the Certificate of Incorporation of these ByLaws required to be exercised or done by the stockholders.

Amended:                  10/10/84
Amended:                   8/07/85
Amended:                  10/28/86
Amended:                  10/08/87
Restated:                  7/20/88

                 (b) One-half (1/2) of the total number of directors shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Amended:                   2/12/86
Amended:                  10/28/86
Amended:                  10/18/87

                                                                     ARTICLE III
                                                                     Section 3.2
         SECTION 3.2. Meetings

                 Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware. A regular annual meeting of the board of directors shall be held immediately following the annual meeting of the stockholders of the corporation. Regular quarterly meetings shall be held at 1:00 o'clock p.m. on the second Wednesday of November, February and August of each year, or, if that be a holiday, then at the same hour on the next succeeding business day; provided, however, that no such regular quarterly meeting shall be held on the second Wednesday of November, 1985. Other regular meetings of the board of directors or of any committee designated thereby shall be held on such date and at such time and place as may be specified by telegraphic, written or oral notice duly served on, sent, mailed, or otherwise communicated to each director, not less than 48 hours before such regular meeting. Special meetings may be held without notice upon the call of the Chairman of the Board at the request of any two directors.

Amended:  10/24/85

Amended:  10/28/86

                                                                     ARTICLE III
                                                                     Section 3.3
         SECTION 3.3. Action by Consent in Lieu of a Meeting

                 Unless otherwise restricted by the Certificate of Incorporation of these ByLaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board, or committee.

Amended:  2/12/86

                                                                     ARTICLE III
                                                                     Section 3.4
         SECTION 3.4. Waiver of Notice

                 Notice of a meeting need not be given to any director who signs a written waiver of notice, either before or after the time stated therein: and a director's waiver shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

Added:  2/12/86

                                                                     ARTICLE III
                                                                     Section 3.5
         SECTION 3.5. Committee

                 The board of directors may, by resolution passed by a majority of the whole board, designate one or more committee, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member; and provided further that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or revocation of a dissolution, amending the ByLaws of the corporation, and, unless the resolution expressly so provides, declaring a dividend, authorizing the issuance of stock, or adopting a certificate of ownership and merger.

                 Notice of a meeting need not be given to any members of a committee of directors who sign a written waiver of notice, either before or after the time stated therein; and a committee member's waiver shall be deemed equivalent to notice. Attendance of a committee member at a meeting shall constitute a waiver of notice of such meeting, except when the committee member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transaction at, nor the purpose of, any regular or special meeting of the members of a committee of directors need be specified in any written waiver of notice.

Amended:  2/12/86

                                                                     ARTICLE IV
                                                                     Section 4.1

                                   ARTICLE IV

                           Indemnification Insurance


         SECTION 4.1. Indemnification Insurance

                 (a) Each person who was or is a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or fiduciary of another corporation, partnership, joint venture, trust of other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss, (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The terminations of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Such right shall be a contract right and shall include the right to be paid by the corporation reasonable expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Section or otherwise.

                 (b) Each person who was or is a party or is threatened to be made a party or is involved in any threatened, pending or competed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or fiduciary of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expenses, liability and less, (including attorneys' fees, judgments, fines, and amounts paid in settlement), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such right shall be a contract right and shall include the right to be paid by the corporation reasonable expenses incurred in defending any such action or suit in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such action or suit shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced it should be determined ultimately that such person is not entitled to be indemnified under this Section or otherwise.

                 (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise defense of any action, suit or proceeding referred to in paragraph (a) and (b), or in defense of any claim, issue or matter therein to shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

                 (d) Subject only to the right to be paid reasonable expenses incurred in defending certain action, suits or proceedings in advance of their final disposition under paragraphs (a) and (b), any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 (e) If a claim under paragraphs (a) or (b) is not paid by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit bring against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any action (including an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant did not meet the standards of conduct which make it permissible under paragraphs (a) and (b) and the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders), that the claimant had not met the such applicable standard of conduct, shall be a defense to the actions or create a presumption that the claimant had not met the applicable standard of conduct.

                 (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any ByLaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Article.

                 (h) For purposes of this Article, reference to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if separate existence has continued.

                 (i) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as director, officer or fiduciary of the corporation which imposes duties on, or involves services by, such director, officer or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

                 (j) For the purposes of this Article, references to an individual serving "at the request of the corporation as a director, officer or fiduciary of another corporation, partnership, joint venture, trust, or other enterprise" shall include the directors, officers and members of the National Clinical Advisory Board for Psychiatric Services, an Alabama non- profit corporation.

                 (k) Any amendment or repeal of this ByLaw shall not affect any rights than existing. The rights of the directors and officers and fiduciaries set forth in the by-law shall be deemed to be established pursuant to a contract between the corporation and each such director, officer or fiduciary.

Amended:  08/12/86

Amended:  10/28/86

                                                                     ARTICLE V
                                                                     Section 5.1
                                   ARTICLE V

                                    Officers

         SECTION 5.1. Officers of the Corporation

                 The board of directors at the regular annual meeting thereof shall elect a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Corporate Medical Director, a Secretary, a General Counsel, a Controller; and, if the board of directors so choose, one or more Executive Vice Presidents and one or more Vice Presidents, with such designation, if any, as the board of directors, the Chairman of the Board and Chief Executive Officer or the President and Chief Operation Officer may determine, and such other officers as the board of directors may choose.

Amended: 2/12/86

Amended: 9/22/94

                                                                     ARTICLE V
                                                                     Section 5.2

         SECTION 5.2. Term and Removal of Officers of the Corporation

                 The term of office of all officers shall be one year and until their respective successors are elected and qualified. Any officer may be removed by the board of directors whenever, in its judgment, the best interest of the corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                                                                     ARTICLE V
                                                                     Section 5.3

         SECTION 5.3. Vacancies

                 A vacancy in any office because of death, resignation, or otherwise, may be filled by the board of directors of the unexpired portion of the term.

                                                                     ARTICLE V
                                                                     Section 5.4

         SECTION 5.4. Chairman of the Board

                 The Chairman of the Board, when present, shall preside at all meetings of the stockholders and directors and shall perform such other duties as may be assigned to him by the Board of Directors.

                 The Chairman of the Board may execute bonds mortgages, and bills of sale, assignments, conveyances, and all other contracts under the seal of Company, if required or appropriate, except that required by law to be other signed or executed or except when the signing or execution thereof (when permitted by law) shall be expressly delegated by the Board of Directors to, some other officer or agent the Company, and may vote stock held in the name of the Company.

Restated: 3/3/88

                                                                    ARTICLE V
                                                                    Section 5.4A

         SECTION 5.4A Vice Chairman

                 The Vice Chairman, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and directors shall have chief executive responsibility for corporate policy and strategic planning and shall perform such other executive duties as may be assigned to him by the Board of Directors.

                 The Vice Chairman may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts under the seal of the corporation, if required or appropriate, except those required by law to be otherwise signed or executed thereof (when permitted by law) shall be expressly delegated by the Board of Directors to, some other officer or agent of the corporation, and may vote stock held in the name of the corporation

Added:   September 3, 1990

                                                                    ARTICLE V
                                                                    Section 5.4B

         SECTION 5.4B Chief Executive Officer.

                 The Chief Executive Officer of the corporation shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer, in the absence of the Chairman of the Board and Vice Chairman, shall preside at all meetings of the stockholders and directors.

                 The Chief Executive Officer may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts under the seal of the corporation, if required or appropriate, except those required by law to be otherwise signed or executed by, or except when the signing or execution thereof (when permitted by law) shall be expressly delegated by the Board of Directors to, some other officer or agent of the corporation, and may vote stock held in the name of the corporation.

                 The Chief Executive Officer shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. In addition to the powers and duties expressly conferred upon him by these By Laws, he shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

Added:  September 22, 1994

                                                                     ARTICLE V
                                                                     Section 5.5
         SECTION 5.5. President

                 The President shall be the chief operating officer of the corporation and shall, subject to the authority and direction the Chairman of Board and, in his absence, the Vice Chairman, and in his absence, the Chief Executive Officer, have general charge of and control over affairs of the corporation and have direct responsibility for initiating those actions essential to the corporation's growth. In the absence the Chairman of the Board, the Vice Chairman, and the Chief Executive Officer, he shall preside at all meetings of the stockholders and directors. He shall perform such other duties as may be assigned to him by the Board of Directors.

                 The President may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts under the seal of the corporation, if required or appropriate, except those required by law to be otherwise signed or executed by or except those required by law to be otherwise signed or executed by, or except where the signing or execution thereof (when permitted by law) shall be expressly delegated by the Board of Directors to, some other officer or agent of the corporation, and may vote stock held in the name of the corporation.

Amended:  September 3, 1990

Amended:  September 22, 1994

                                                                     ARTICLE V
                                                                     Section 5.6
         SECTION 5.6. Vice President

                 Each Vice President of the Company shall, subject to the authority and direction of the Chief Executive Officer and the President, have general and active management of such operations, areas, or divisions of the business of the Company as may be designated by the Board of Directors the Chief Executive Officer or the President. The regular powers and duties of the President in areas and divisions may, upon delegation by the President, be exercised and performed by the Vice President to whom delegated, subject to the authority and direction of the President.

                 Each of the Vice Presidents may execute bond mortgages, and bills of sale, assignments, conveyances, and all other contracts under the seal the Company, if required or appropriate, except when required by law to be otherwise signed and executed or except where the signing and execution thereof (when permitted by law) shall be expressly delegated by the Board of Directors to, some other officer or agent of the Company, and may vote stock held in the name of the Company.

Restated:  3/3/88

Amended:  September 22, 1994

                                                                     ARTICLE V
                                                                     Section 5.7

         SECTION 5.7. Secretary and Assistant Secretaries

                 (a) The Secretary shall keep complete and correct minutes of the proceedings of the stockholders and board of directors and committees of the board of directors. The Secretary shall give notices and shall keep at the registered office or principal place of business of the corporation, or at the office of its transfer agent or registrar, a record of the stockholders of the corporation, giving the names and addresses of all stockholders and the number and class of the shares held by each.

                 (b) The Assistant Secretaries shall perform duties prescribed by these By-Laws, or as may, from time to time, be assigned by the board of directors, or by the Secretary. At the request of the Secretary, or in the absence or disability of the Secretary, an Assistant Secretary designated by the Secretary (or, in the absence of such designation, the senior Assistant Secretary) shall perform the duties and exercise the powers of the Secretary.

                                                                     ARTICLE V
                                                                     Section 5.8
         SECTION 5.8. Treasurer and Assistant Treasurers

                 (a) The Treasurer shall keep account of all monies of the corporation received or disbursed, shall deposit all monies in the name of, and the credit of the corporation, in such banks and depositories as may be designated in writing by the board of directors, and shall safely care for all properties of value of the corporation. The Treasurer shall keep correct and complete books and records of account and correct and complete records of all transactions of the corporation.

                 (b) The Assistant Treasurers shall perform duties prescribed by these ByLaws, or as may, from time to time, be assigned by the board of directors or by the Treasurer. At the request of the Treasurer, or in the absence or disability of the Treasurer, an Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the Senior Assistant Treasurer) shall perform the duties and exercise the powers of the Treasurer.

                                                                     ARTICLE VI
                                                                     Section 6.1
                                   ARTICLE VI

                                    General

                 SECTION 6.1.  Fiscal Year

                          The fiscal year of the corporation shall begin the
first day of July of each year and shall and on the 30th day of June next following, unless otherwise determined by the board of directors.

Amended: 7/20/88

                                                                     ARTICLE VI
                                                                     Section 6.2
         SECTION 6.2. Corporate Seal

                 The corporate seal of the corporation shall have inscribed thereon the name of the corporation. "Healthcare Services of America, Inc.," and the word "Corporate Seal Delaware, 1983".

                                                                     ARTICLE VI
                                                                     Section 6.3
         SECTION 6.3. Voting Corporation's Securities

                 Unless otherwise ordered by the board of directors, the Chairman of the Board, or, in the event of his inability to act at the President, shall have full power and authority on behalf of the corporation to attend, and to act and to vote, and to execute a proxy or proxies empowering others to attend, and to act and to vote, at any meetings of security holders of any of the corporations in which the corporation may hold securities and, at such meetings, such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the corporation might have possessed and exercised, if present.

                 The Secretary may affix the corporate seal to any such proxy or proxies so executed by the Chairman of the Board, or the President, and attest the same.

Amended:  10/28/86

                                                                     ARTICLE VI
                                                                     Section 6.4

         SECTION 6.4. Robert's Rules of Order

                 All meetings of the board of directors, or committees of the board of directors, and of stockholders of the corporation shall be conducted in accordance with the procedures stated in Robert's Rules or Order (published originally under the copyright of Henry M. Robert, III, Trustee for The Robert's Rules Association) as such rules exist on the date of any such meeting.

                                                                     ARTICLE VI
                                                                     Section 6.5
         SECTION 6.5. Certificates

                 The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertified shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Added:  2/12/86

Amended:  10/28/86

                                                                     ARTICLE VI
                                                                     Section 6.6

         SECTION 6.6. Lost Certificates

                 The corporation may issue a new certificate of stock or uncertified shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Added:  2/12/86

                                                                     ARTICLE VI
                                                                     Section 6.7

         SECTION 6.7. Record Date

                 The board of directors may fix, in advance, a record date, for a determination of stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

Added:  2/12/86